EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statements (Forms S-8 No. 333-61406, 333-105455, and 333-105456) pertaining to the 1998 Stock Purchase and Option Plan for Key Employees of Peabody Energy Corporation, Peabody Energy Corporation Employee Stock Purchase Plan (as amended), Peabody Energy Corporation Long-Term Equity Incentive Plan, and Peabody Energy Corporation Equity Incentive Plan for Non-Employee Directors of our reports dated March 7, 2005, with respect to the consolidated financial statements and schedule of Peabody Energy Corporation, Peabody Energy Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Peabody Energy Corporation, incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP

St. Louis, Missouri
March 22, 2005